Exhibit 10.18 (v)

December 15, 2004

Mr. Robert W. Mahoney
Diebold, Incorporated
3800 TABS Drive
Uniontown, Ohio 44685

Dear Bob:

This will confirm our recent conversation regarding your consulting services. Effective January 1, 2005, Diebold, Incorporated and you agree that your Retirement and Consulting Agreement is amended by extending the “Consulting Period,” as defined in section 2a of that Agreement, such that the “Consulting Period” now will terminate on December 31, 2005.

We very much appreciate your past consulting services and look forward to working with you during the upcoming year.

If this letter accurately reflects our understanding, please indicate your agreement by signing where designated below. I am including two signed originals of this letter so please sign both, return one to me and keep one for your records. Again, thank you very much.

Sincerely yours,

DIEBOLD, INCORPORATED

/s/ Walden W. O’Dell
Walden W. O’Dell
Chairman of the Board
& Chief Executive Officer

WWO/ma

Accepted and Agreed by:

/s/ Robert W. Mahoney	12/16/04

Robert W. Mahoney	Date